Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-224505) (the “Registration Statement”) of GreenSky, Inc. of our report dated March 27, 2018 relating to the financial statement of GreenSky, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 4, 2018